Exhibit 99.1
News Release
For Immediate Release
Contact for Infinity Energy Resources, Inc.:
Stanton E. Ross
Chairman and Chief Executive Officer
(720) 932-7800
www.infinity-res.com
Infinity Reports Fiscal Year Financial and Operational Results
Company Posts Annual Records for Oil and Gas Production and Revenue
DENVER, CO — (PR Newswire) — March 13, 2007 — Infinity Energy Resources, Inc. (NASDAQ: IFNY) today announced its results for the three months and twelve months ended December 31, 2006. Financial and operational tables follow this commentary.
Fiscal Year Results
Infinity reported revenue of $12.3 million for the year ended December 31, 2006, a 34% increase over the $9.2 million in the prior year. The net loss for 2006 was $12.7 million (or $0.84 per basic and diluted share), which included income and gain from discontinued operations of $46.1 million and non-cash ceiling write-downs of oil and gas properties of $37.8 million, expense related to the early extinguishment of debt of $27.2 million and amortization of loan costs of $1.3 million, offset by a positive change in derivative fair value of $14.7 million. For the previous year, the net loss was $13.6 million (or $1.05 per basic and diluted share), which included income from discontinued operations of $6.3 million and a non-cash ceiling write-down of oil and gas properties of $13.5 million, expense related to the early extinguishment of debt of $1.0 million and amortization of loan costs of $1.1 million, offset by a positive change in derivative fair value of $2.9 million.
EBITDA (earnings from continuing operations before interest, income taxes, depreciation, depletion, amortization and accretion expenses, gains and losses on the sale of assets, expense related to the early extinguishment of debt, change in derivative fair value and ceiling write-down of oil and gas properties) for 2006 was $4.3 million, a 198% increase over the $1.4 million in the prior year. A reconciliation of EBITDA, a non-GAAP (generally accepted accounting principles) financial measure, is provided in the tables following this commentary.
Exploration and production operations produced approximately 1,630 million cubic feet of natural gas equivalent (“MMcfe”) during 2006 (4.5 MMcfe per day, net), an increase of 27% from the 1,287 MMcfe produced in the prior year.
Fourth Quarter Results
Infinity reported revenue of $2.8 million for the three months ended December 31, 2006, a 7% increase over the $2.6 million in the prior year. The net income for the three months ended December 31, 2006 was $24.3 million, which included income and gain from discontinued operations of $34.6 million and non-cash ceiling write-downs of oil and gas properties of $11.2 million, offset by a positive change in derivative fair value of $3.0 million. For the previous year period, the net loss was $9.1 million, which included income from discontinued operations of $1.8 million and a non-cash ceiling write-down of oil and gas properties of $13.5 million, offset by a positive change in derivative fair value of $4.8 million.

News Release
For Immediate Release
EBITDA for the three months ended December 31, 2006 was $0.7 million, a 111% increase over the $0.3 million in the prior year period. A reconciliation of EBITDA is provided in the tables following this commentary.
Exploration and production operations produced approximately 387 MMcfe during the fourth quarter of 2006 (4.2 MMcfe per day, net), an increase of 21% from the 320 MMcfe produced in the prior year period.
Balance Sheet Data
At December 31, 2006, Infinity had cash and equivalents of $0.9 million, a net working capital deficit of $7.4 million, no long-term indebtedness and stockholders’ equity of $37.6 million, as compared to cash and equivalents of $6.2 million, net working capital of $1.6 million, long-term indebtedness of $39.9 million and stockholders’ equity of $30.2 million at December 31, 2005. During the first ten weeks of 2007, the Company has borrowed $9.5 million of long-term debt under its new revolving credit facility with Amegy Bank N.A. to eliminate its working capital deficit and to fund capital expenditures and expenses associated with the credit facility.
Statements of Cash Flows, Liquidity and Capital Resources Data
Net cash provided by operating activities (including discontinued operations) increased by 55% from $9.7 million in 2005 to $14.9 million in 2006. Net cash provided by investing activities was $18.0 million in 2006 as compared to net cash used in investing activities of $42.5 million in 2005. Investing activities included: (i) a $14.0 million, or 35%, decrease in exploration and production acquisitions and capital expenditures from $39.6 million in 2005 to $25.6 million in 2006 and (ii) a $1.4 million, or 33%, increase in oilfield services capital expenditures from $4.2 million in 2005 to $5.6 million in 2006 and (iii) $49.7 million in proceeds from the sale of discontinued operations in 2006. Net cash used in financing activities was $40.0 million in 2006 as compared to net cash provided by financing activities $37.7 million in 2005.
The Company estimates capital expenditures for 2007 will be between $21 million and $27 million depending on the availability of capital resources, the availability of third party drilling and completion contractors and the ultimate number and type of wells drilled. The Company expects to finance 2007 capital expenditures through cash flow from operating activities, borrowings under the Company’s revolving credit facility, cash collateral securing letters of credit, and the balance, if any, from other external financing sources, which may include private and public offerings of debt and equity, the sale of assets and proceeds from the exercises of options and warrants.
Webcast / Conference Call Reminder
The Company will host a conference call tomorrow, Tuesday, March 13, 2007, at 12:00 p.m. EDT to discuss the reported financial results and operational update in greater detail. The dial-in number for the call is 800-374-0113 (international participants should dial 706-758-9607). Parties interested in participating in the conference call should dial in five to ten minutes prior to the start time. The call will also be broadcast live on the Internet at http://www.b2i.us/external.asp?b=1253&id=35593&from=du&L=e.
A replay of the conference call will be available approximately two hours after the completion of the call until April 3, 2007, by dialing 800-642-1687 (international callers should dial 706-645-9291) and

News Release
For Immediate Release
entering the conference call pass code: 2250308. The call will also be archived at http://www.b2i.us/external.asp?b=1253&id=35593&from=du&L=e or at the Company’s website, www.infinity-res.com.
About Infinity Energy Resources, Inc.
Infinity Energy Resources, Inc., through its wholly-owned subsidiaries Infinity Oil and Gas of Texas, Inc. and Infinity Oil & Gas of Wyoming, Inc., is an independent energy company engaged in the acquisition, exploration, development and production of natural gas and oil in the United States. The operations of Infinity Oil and Gas of Texas are focused on exploitation of the Barnett Shale formation in the Fort Worth Basin of north-central Texas. The operations of Infinity Oil & Gas of Wyoming are focused on the Wamsutter Arch Pipeline Field in southwest Wyoming and the Sand Wash Basin in northwest Colorado. The Company also has a 1.4 million acre oil and gas concession offshore Nicaragua in the Caribbean Sea. The Company’s common stock is listed on the NASDAQ Global Market under the symbol “IFNY.”
Forward-looking Statements
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “expect,” “plan,” “should” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Forward-looking statements in this press release include expectations of the wells to be drilled, completed and brought on line during 2007, the outlook for capital expenditures and potential sources of capital for 2007. Factors that could cause or contribute to such differences include, but are not limited to, operating risks, delays and problems, the availability of drilling rigs and services on acceptable terms, the results of drilling and completions, decreases in the prices of oil and gas, unexpected negative geological variances, increases in interest rates, liquidity and capital requirements, the unavailability of capital on acceptable terms, and other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and in the Company’s periodic reports filed with the Securities and Exchange Commission.
For more information on Infinity Energy Resources, Inc., please visit the following link: http://www.b2i.us/irpass.asp?BzID=1253&to=ea&s=0

News Release
For Immediate Release
INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Balance Sheets

ASSETS
	December 31, 2006	December 31, 2005
	(in thousands, except share and per share data)
Current assets
Cash and cash equivalents	$872	$6,204
Accounts receivable	1,511	2,004
Prepaid expenses and other	719	133
Prepaid severance taxes	609	—
Current asets of discontinued operations	—	5,224

Total current assets	3,711	13,565

Property and equipment, at cost, net of accumulated depreciation	94	2,236

Oil and gas properties, using full cost accounting net of accumulated depreciation, depletion and amortization
Proved	24,581	43,699
Unproved	26,803	22,849
Intangible assets, at cost, less accumulated amortization	59	2,321
Other assets, net	1,056	168
Long term assets of discontinued operations	—	9,446

Total assets	$56,304	$94,284

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities
Note payable and current portion of long-term debt	$48	$288
Accounts payable	7,832	4,269
Accrued liabilities	2,775	5,378
Current portion of asset retirement obligations	466	284
Current liabilities of discontinued operations	—	1,702

Total current liabilities	11,121	11,921
Long-term liabilities
Production taxes payable	535	401
Asset retirement obligations, less current portion	1,136	1,129
Accrued interest	—	905
Derivative liabilities	5,895	9,837
Long-term debt, less current portion	—	39,874

Total liabilities	18,687	64,067

Commitments and contingencies

Stockholders’ equity
Preferred stock, par value $.0001, authorized 10,000,000 shares, issued and outstanding 0 (2006) and 0 (2005) shares	—	—
Common stock, par value $.0001, authorized 75,000,000 shares, issued and outstanding 17,866,157 (2006) and 13,501,988 (2005) shares	2	1
Additional paid-in-capital	78,303	58,335
Accumulated other comprehensive income	118	—
Accumulated deficit	(40,806)	(28,119)

Total stockholders’ equity	37,617	30,217

Total liabilities and stockholders’ equity	$56,304	$94,284

News Release
For Immediate Release
INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Statements of Operations

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(in thousands, except per share data)
Revenue:
Oil and gas sales	$2,830	$2,637	$12,292	$9,192

Operating expenses:
Oil and gas production expenses	1,312	1,046	4,583	3,548

Oil and gas production taxes	405	223	806	877

General and administrative expenses	829	941	3,619	3,002
Depreciation, depletion, amortization and accretion	1,856	1,538	7,936	6,183
Ceiling write-down of oil and gas properties	11,200	13,450	37,800	13,450

	15,602	17,198	54,744	27,060

Operating loss	(12,772)	(14,561)	(42,452)	(17,868)

Other income (expense):
Financing costs:
Interest expense	(653)	(761)	(3,147)	(2,454)
Amortization of loan discount and costs	(83)	(352)	(1,290)	(1,066)
Early extinguishment of debt	(33)	—	(27,161)	(1,011)
Change in derivative fair value	2,994	4,750	14,727	2,908
Other	169	(34)	535	(424)

Total other income (expense)	2,394	3,603	(16,336)	(2,047)

Net loss from continuing operations	(10,378)	(10,958)	(58,788)	(19,915)
Income from discontinued operations	1,280	1,842	12,750	6,338
Gain from sale of discontinued operations	33,351	—	33,351	—

Income taxes	—	—	—	—

Net income (loss)	$24,253	$(9,116)	$(12,687)	$(13,577)

Basic and diluted net income (loss) per share:
Net loss from continuing operations	$(0.61)	$(0.81)	$(3.90)	$(1.54)
Income from continuing operations	0.08	0.13	0.85	0.49
Gain on sale of discontinued operations	1.97	—	2.21	—

Net income (loss)	$1.44	$(0.68)	$(0.84)	$(1.05)

Weighted average shares outstanding:
Basic and diluted	16,911	13,502	15,085	12,936

News Release
For Immediate Release
INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows

	For the Twelve Months Ended
	December 31,
	2006	2005
	(in thousands)
Cash flows from operating activities
Net loss	$(12,687)	$(13,577)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation, depletion, amortization, accretion and ceiling write-down	47,091	20,901
Amortization of loan discount and costs	1,290	1,066
Non-cash early extinguishment of loan cost	27,161	1,052
Current interest expense settled by stock issuance, net of amounts capitalized	1,079	—
Interest expense added to principal	1,357	—
Non-cash stock-based compensation expense	717	—
Change in fair value of derivative liabilities	(14,727)	(2,908)
Gain from sale of discontinued operations	(33,851)	—
Impairment of note receivable and other	—	530
(Gain) loss on sales of assets	(255)	96
Unrealized (gain) loss on commodity derivative instruments	(272)	28
Change in operating assets and liabilities
(Increase) decrease in accounts receivable	247	(1,273)
Increase in inventories	(197)	(167)
(Increase) decrease in prepaid expenses and other	(574)	232
Increase in accounts payable	1,046	1,034
Increase (decrease) in accrued liabilities	(2,508)	2,636

Net cash provided by operating activities	14,917	9,650

Cash flows from investing activities
Capital expenditures — exploration and production	(25,555)	(39,271)
Capital expenditures — oilfield services	(5,569)	(4,190)
Acquisitions — exploration and production	—	(330)
Proceeds from sale of discontinued operations, net of transaction costs	49,744	—
Proceeds from sale of fixed assets — exploration and production and other	280	133
Proceeds from sale of fixed assets — oilfield services	8	31
Increase in other assets	(888)	(31)
Proceeds from note receivable	—	1,204

Net cash provided by (used) in investing activities	18,020	(42,454)

Cash flows from financing activities
Proceeds from notes payable	—	434
Proceeds from borrowings on long-term debt	8,000	45,000
Proceeds from issuance of common stock	694	4,707
Debt and equity issuance costs	(372)	(2,751)
Repayment of notes payable	(329)	(406)
Repayment of long-term debt	(48,000)	(9,290)

Net cash (used in) provided by financing activities	(40,007)	37,694

Net (decrease) increase in cash and cash equivalents	(7,070)	4,890

Cash and cash equivalents, beginning of period	7,942	3,052

Cash and cash equivalents, end of period	$872	$7,942

News Release
For Immediate Release
INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Non-GAAP Disclosures: Reconciliation of Net loss from continuing operations to EBITDA (1)

	For the Three Months Ended		For the Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
	(in thousands)

Net loss from continuing operations	$(10,378)	$(10,958)	$(58,788)	$(19,915)
Adjustments:
Depreciation, depletion, amortization, accretion and ceiling write-down	13,139	15,340	47,026	20,699
Stock-based compensation	216	—	717	—
Expense related to the early extinguishment of debt	33	—	27,161	1,011
Interest expense	653	761	3,147	2,454
Change in derivative fair value	(2,994)	(4,750)	(14,727)	(2,908)
(Gain) loss on sale of assets	—	(76)	(255)	96
Income taxes	—	—	—	—

EBITDA	$669	$317	$4,281	$1,437

(1)	In this press release, the term “EBITDA” is used. EBITDA is equivalent to earnings from continuing operations before interest, income taxes, depreciation, depletion, amortization and accretion expenses, stock-based compensation, gains and losses on the sale of assets, expense related to the early extinguishment of debt, change in derivative fair value and ceiling write-down of oil and gas properties. Infinity’s management believes EBITDA is an important financial measurement tool that provides information about the Company’s ability to service or incur indebtedness, and pay for its capital expenditures. This information differs from measures of performance determined in accordance with generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operating activities as determined under GAAP and may not be equivalent to similarly titled measures of other companies.
Selected Operating and Financial Data

	For the Three Months Ended			For the Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
	2006	2006	2005	2006	2005

Production Volumes:
Natural gas (MMcf)	295.7	357.7	195.3	1,142.3	875.5
Oil and condensate (MBbls)	15.2	23.7	20.8	81.2	68.5
Natural gas equivalents (MMcfe; 6:1)	386.9	500.2	319.9	1,629.5	1,286.5

Financial Results (in thousands):
Total revenue	$2,830	$7,742	$2,638	$12,292	$9,192
Production expenses (1)	1,312	990	1,045	4,583	3,548
Production taxes	405	166	224	806	877

Financial Results, per Mcfe:
Total revenue	$7.31	$7.48	$8.25	$7.54	$7.14
Production expenses (1)	3.39	1.98	3.27	2.81	2.76
Production taxes	1.05	0.33	0.70	0.50	0.68
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